Exhibit 1.2

Pathfinder BANCORP, INC.

(a Maryland-chartered Stock Corporation)

Up to 2,300,000 Shares

(Subject to Increase Up to 2,645,000 Shares)

COMMON STOCK ($0.01 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

________, 2014

Keefe, Bruyette & Woods, Inc., a Stifel Company

18 Columbia Turnpike

Florham Park, New Jersey 07932

Ladies and Gentlemen:

Pathfinder Bancorp, Inc., a federal stock corporation (the “Mid-Tier Holding Company”), Pathfinder Bancorp, MHC, a federal mutual holding company (the “MHC”) that owns approximately 60.4% of the outstanding common stock of the Mid-Tier Holding Company, Pathfinder Bancorp, Inc., a newly-formed Maryland corporation organized to be the successor to the Mid-Tier Holding Company (the “Holding Company”), and Pathfinder Bank, a New York-chartered stock savings bank (the “Bank”) whose outstanding common stock is owned in its entirety by the Mid-Tier Holding Company (collectively the Holding Company, Mid-Tier Holding Company, the MHC, and the Bank, the “Primary Parties”), hereby confirm, jointly and severally, their agreement with Keefe, Bruyette & Woods, Inc., a Stifel Company (“KBW” or “Agent”), as follows:

Section 1.            The Offering.  The MHC, in accordance with the Plan of Conversion and Reorganization adopted April 8, 2014, as amended (the “Plan”), intends to convert from a two-tier mutual holding company form of organization to a fully public stock holding company form of organization (the “Conversion”) in accordance with the laws of the United States and the applicable regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) (collectively, the “Conversion Regulations”).  In connection with the Conversion, the Holding Company will offer shares of Common Stock (as defined below) on a priority basis to (i) Eligible Account Holders; (ii) Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Bank; (iii) Supplemental Eligible Account Holders; and (iv) Other Depositors (all capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings set forth in the Plan).

Pursuant to the Plan, the Holding Company is offering a minimum of 1,700,000 shares and a maximum of 2,300,000 shares of common stock, par value $0.01 per share (the “Common Stock”) (subject to an increase up to 2,645,000 shares) (the “Offer Shares”), in the Subscription Offering, and, if necessary, (i) the Community Offering and/or (ii) the Syndicated Community

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Offering (collectively, the “Offering”).  The Holding Company will sell the Offer Shares in the Offering at $10.00 per share (the “Purchase Price”).

Pursuant to the Plan, the Holding Company will issue a minimum of 1,097,324 shares and a maximum of 1,484,614 shares of its Common Stock (subject to increase up to 1,707,306 shares) to existing public stockholders of the Mid-Tier Holding Company and _____ shares of its preferred stock to the U.S. Department of the Treasury (together the “Exchange Shares”) in exchange for their existing shares of common stock and preferred stock, respectively, of the Mid-Tier Holding Company (the “Exchange”) so that, upon completion of the Offering and the Exchange, 100% of the outstanding shares of Common Stock of the Holding Company will be publicly held, 100% of the outstanding shares of common stock of the Bank will be held by the Holding Company, and the MHC and the Mid-Tier Holding Company will cease to exist.  Collectively, the Offer Shares and the Exchange Shares may also be termed the “Shares.” If the number of Shares is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, where applicable.

Pursuant to the Plan, in the Subscription Offering, the Holding Company will offer the Offer Shares, subject to the allocation procedures and purchase limitations set forth in the Plan, in descending order of priority to: (1) Eligible Account Holders; (2) Tax-Qualified Employee Stock Benefit Plans of the Holding Company or the Bank; (3) Supplemental Eligible Account Holders; and (4) Other Depositors.  The Holding Company may offer the Offer Shares, if any, remaining after the Subscription Offering, in the Community Offering on a priority basis first to natural persons and trusts of natural persons residing in the New York counties of Oswego, Onondaga, Madison, Oneida, Cortland, Lewis, Jefferson, Cayuga, and Wayne, and then to the Mid-Tier Holding Company’s public stockholders at the Voting Record Date and then to the general public.  In the event a Community Offering is held, it may be held at any time during or after the Subscription Offering.  Depending on market conditions, Offer Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to selected members of the general public through a syndicate of registered broker-dealers (“Assisting Brokers”) that are members of the Financial Industry Regulatory Authority (“FINRA”) managed by KBW as the sole book running manager under the terms set forth on Exhibit A.

It is acknowledged that the number of Offer Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of the Offer Shares in the Offering is subject to maximum and minimum purchase limitations as described in the Plan and the Prospectus; and that the Holding Company may reject, in whole or in part, any subscription received in the Community Offering and Syndicated Community Offering.

The Holding Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-196676) in order to register the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and the regulations promulgated thereunder (the “1933 Act Regulations”), and has filed such amendments thereto as have been required to the date hereof (the “Registration Statement”).  The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Holding Company pursuant to Rule

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424(b) or (c) of the 1933 Act Regulations differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

In connection with the Conversion, the MHC filed with the Federal Reserve Board an application for conversion to a stock company (together with any other required ancillary applications and/or notices and amendments thereto, the “Conversion Application”) as required by the Federal Reserve Board in accordance with the Home Owners’ Loan Act, as amended (the “HOLA”), and 12 C.F.R. Parts 238 and 239.  The Holding Company has also filed with the Federal Reserve Board its application on Form FR Y-3 (together with any other required ancillary applications and/or notices and amendments thereto, the “Holding Company Application”) to become a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”), and the regulations promulgated thereunder.  Collectively, the Conversion Application and the Holding Company Application may also be termed the “Applications.”

Concurrently with the execution of this Agreement, the Holding Company is delivering to the Agent copies of the Prospectus dated ________, 2014 to be used in the Subscription Offering and Community Offering (if any), and, if necessary, will deliver copies of the Prospectus and any prospectus supplement for use in a Syndicated Community Offering.

Section 2.             Appointment of Agent.  Subject to the terms and conditions of this Agreement, the Primary Parties hereby appoint KBW to consult with, advise, and assist the Primary Parties in connection with the sale of the Offer Shares in the Offering, and as sole book running manager for the purpose of soliciting or receiving purchase orders for Offer Shares in connection with the sale of the Offer Shares in the Syndicated Community Offering.

On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, KBW accepts such appointment and agrees to use its best efforts to assist the Primary Parties with the solicitation of subscriptions and purchase orders for the Offer Shares and agrees to consult with and advise the Primary Parties as to the matters set forth in Section 1 of the letter agreement, dated May 19, 2014, between the Bank, the MHC, the Mid-Tier Holding Company and KBW (the “Letter Agreement”) (a copy of which is attached hereto as Exhibit B), including the coordination of the Syndicated Community Offering, and to solicit offers to purchase Offer Shares in the Syndicated Community Offering.  It is acknowledged by the Primary Parties that the Agent shall not be obligated to purchase any Offer Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision, or order.  Except as set forth in Section 13 hereof, the appointment of the Agent to provide services hereunder shall terminate upon consummation of the Offering.

If selected broker-dealers in addition to KBW are used to assist in the sale of Offer Shares in the Syndicated Community Offering, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint KBW as sole book running manager of the Syndicated Community Offering.  On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, KBW accepts such

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appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.

Section 3.              Refund of Purchase Price.  In the event that the Conversion is not consummated for any reason, including but not limited to the inability to sell a minimum of 1,700,000 Offer Shares during the Offering (including any permitted extension thereof) or such other minimum number of Offer Shares as shall be established consistent with the Plan and the Conversion Regulations, this Agreement shall terminate and any persons who have subscribed for or ordered any of the Offer Shares shall have refunded to them the full amount which has been received from such person, together with interest, if applicable, as provided in the Prospectus.  Upon termination of this Agreement, neither the Agent nor the Primary Parties shall have any obligation to the other except that (i) the Primary Parties shall remain liable for any amounts due pursuant to Sections 4, 9, 11, and 12 hereof, unless the transaction is not consummated due to the breach by the Agent of a warranty, representation, or covenant; and (ii) the Agent shall remain liable for any amount due pursuant to Sections 11 and 12 hereof, unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation, or covenant.

Section 4.             Fees.  In addition to the expenses specified in Section 9 hereof, as compensation for the Agent’s services under this Agreement, the Agent has received or will receive the following fees from the Primary Parties:

(a)       A management fee of $25,000 has been paid to KBW in accordance with the terms of the Letter Agreement as follows: (i) $12,500 was paid upon the signing of the Letter Agreement, and (ii) $12,500 was paid upon the initial filing of the Registration Statement.

(b)       A success fee of $225,000 shall be payable to KBW in connection with KBW’s services in relation to the Subscription Offering and the Community Offering.  The fee under this Section 4(b) will be reduced by the amount of the management fee under Section 4(a).

(c)       If any of the Offer Shares remain unsubscribed after the Subscription Offering and Community Offering, at the request of the Holding Company, KBW will form a group of approved broker-dealer firms in accordance with Section 2 of this Agreement for purposes of the Syndicated Community Offering.  KBW will act as sole book running manager in the Syndicated Community Offering.  The Holding Company shall pay KBW a fee equal to one percent (1.0%) of the dollar amount of total shares sold in the Syndicated Community Offering, which fee, along with the syndicate sales fee that the Holding Company shall pay to KBW and other selected dealers selling shares in the Syndicated Community Offering (the “Syndicate Sales Fee”), will not, in the aggregate, exceed six percent (6.0%) of the aggregate dollar amount of the Offer Shares sold pursuant to this Section 4(c).  In consultation with KBW, the Holding Company will determine which FINRA member firms will participate in the selling group and the extent of their participation.  KBW will not commence sales of the Offer Shares through a selling group of approved broker-dealer firms without prior approval of the Holding Company.  All such fees payable under this Section 4(c) shall be in addition to all fees payable under Section 4(b) and shall be paid at Closing (as defined in Section 5).

(d)       A fee of $25,000 shall be payable to KBW in connection with KBW’s conversion agent services in relation to the Conversion and Offering as follows: (i) $5,000 was

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paid upon the signing of the conversion agent services letter agreement, dated May 19, 2014 (a copy of which is attached hereto as Exhibit B), by and among the Bank, the MHC, the Mid-Tier Holding Company and KBW, and (ii) $20,000 shall be paid on the Closing Date.

If this Agreement is terminated in accordance with the provisions of Sections 3, 10, or 14 and the sale of the Offer Shares is not consummated, KBW shall not be entitled to receive the fees set forth in Sections 4(b)-(c), but KBW will retain (i) the fee for its management services already earned of $25,000 and (ii) the fee for its conversion agent services already earned of $5,000, and the Primary Parties will reimburse KBW for its reasonable expenses pursuant to Section 9.

Section 5.             Closing.  If the minimum number of Offer Shares permitted to be sold in the Offering on the basis of the most recently updated Appraisal (as defined in Section 6(j)) are subscribed for at or before the termination date of the Offering (which may be extended), and the other conditions (including those in Section 10) to the completion of the Conversion are satisfied, on the Closing Date (as hereinafter defined), the Holding Company agrees to issue the Exchange Shares and the Offer Shares against payment therefor by the means authorized by the Plan, and to deliver certificates and/or statements evidencing ownership of the Shares issued in such authorized denominations and registrations directly to the purchasers thereof or as instructed as promptly as practicable after the Closing Date.  The closing (the “Closing”) shall be held at the offices of Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., or at such other place as shall be agreed upon among the Primary Parties and the Agent, at 10:00 a.m., Eastern Time, on the business day selected by the Primary Parties, which business day shall be no less than two (2) business days following the giving of prior notice by the Holding Company to the Agent or at such other time as shall be agreed upon by the Primary Parties and the Agent.  At the Closing, the Primary Parties shall deliver to the Agent by wire transfer (or other mutually acceptable means) in same-day funds the commissions, fees and expenses owing to the Agent as set forth in Section 4 and Section 9 hereof and the opinions required hereby and other documents deemed reasonably necessary for the Agent shall be executed and delivered to effect the sale of the Offer Shares as contemplated hereby and pursuant to the terms of the Prospectus; and the Agent shall deliver to the Holding Company by wire transfer (or other mutually acceptable means) in same day funds the aggregate proceeds of the Offer Shares sold by the Agents in the Syndicated Community Offering, net of commissions and fees owing to the Agents under paragraph (c) of Section 4 of this Agreement; provided, however, that all out-of-pocket expenses to which KBW is entitled under Section 9 hereof shall be due and payable upon receipt by the Holding Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by KBW.  The hour and date upon which the Holding Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the “Closing Date.”

KBW shall have no liability to any party for the records or other information provided by the Primary Parties (or their agents other than KBW) to KBW for use in allocating the Shares.  Subject to the limitations of Section 11 hereof, the Primary Parties shall indemnify and hold harmless KBW for any liability arising out of the allocation of the Shares in accordance with (i) the Plan generally, and (ii) the records or other information provided to KBW (or its agents) by the Primary Parties (or their agents).

Section 6.             Representations and Warranties of the Primary Parties.  The Primary Parties jointly and severally represent and warrant to the Agent that:

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(a)       The MHC, the Mid-Tier Holding Company, the Holding Company, and the Bank have all such power, authority, authorizations, approvals, and orders as may be required to enter into this Agreement, and, as of the Closing Date, the MHC, the Mid-Tier Holding Company, the Holding Company, and the Bank will have all such power, authority, authorizations, approvals, and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus.  The consummation of the Conversion, the execution, delivery, and performance of this Agreement and the Letter Agreement, and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the MHC, the Mid-Tier Holding Company, the Holding Company, and the Bank.  This Agreement has been validly executed and delivered by the Primary Parties, and is a valid, legal, and binding obligation of the Primary Parties, in each case enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

(b)       The Registration Statement was declared effective by the Commission on _________, 2014.  No stop order has been issued with respect to the Registration Statement.  No proceedings related to the Registration Statement have been initiated or, to the knowledge of the Primary Parties, threatened by the Commission.  At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 11 hereof) authorized by the Primary Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  At the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application (if applicable) or Sales Information (as defined below) authorized for use by any of the Primary Parties in connection with the Offering, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use under the caption “The Conversion and Offering – Plan of Distribution; Selling Agent and Underwriter Compensation” or written statements in or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

(c)        At the time of filing the Registration Statement and at the date hereof, the Holding Company was not, and is not, an ineligible issuer, as defined in Rule 405.  At the time

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of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h), the Holding Company met the conditions required by Rules 164 and 433 for the use of a free writing prospectus.  If required to be filed, the Holding Company has filed any issuer free writing prospectus related to the Offer Shares at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in the Holding Company’s records pursuant to Rule 433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares the Holding Company will file or retain such free writing prospectus as required by Rule 433.

(d)       As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Offer Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein.  As used in this paragraph and elsewhere in this Agreement:

(1)         “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

(2)         “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h), relating to the Offer Shares that is required to be filed with the Commission by the Holding Company or required to be filed with the Commission.  The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173.

(3)         “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

(4)         “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.  The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433(h), that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Commission.

(5)         “Statutory Prospectus,” as of any time, means the Prospectus relating to the Offer Shares that is included in the Registration Statement relating to the Offer Shares immediately prior to that time, including any document incorporated by reference therein.

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(e)        Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the Offer Shares or until any earlier date that the Holding Company notified or notifies the Agent (as described in the next sentence), did not, does not, and will not include any information that conflicted, conflicts, or will conflict with the information contained in the Registration Statement relating to the Offer Shares, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Offer Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein.

(f)        The Conversion Application, including the Prospectus, the proxy statement for the solicitation of proxies from the Voting Depositors of the MHC for the special meeting to approve the Plan (the “Depositors’ Proxy Statement”), and the proxy statement/prospectus for the solicitation of proxies from the stockholders of the Mid-Tier Holding Company for the special meeting to approve the Plan (the “Stockholders’ Proxy Statement”), was approved by the Federal Reserve Board on _________, 2014.  At the time the Conversion Application, including the Prospectus, Depositors’ Proxy Statement, and Stockholders’ Proxy Statement contained therein (including any amendment or supplement thereto), were approved by the Federal Reserve Board and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus, Depositors’ Proxy Statement, and Stockholders’ Proxy Statement contained therein (including any amendment or supplement thereto), complied and will comply as to form in all material respects with the Conversion Regulations (except as modified or waived by the Federal Reserve Board).  At the time of the approvals by the Federal Reserve Board and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus, the Depositors’ Proxy Statement, and the Stockholders’ Proxy Statement, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (f) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in Prospectus contained under the caption “The Conversion and Offering – Plan of Distribution; Selling Agent and Underwriter Compensation,” and in the Stockholders’ Proxy Statement under the caption “Proposal 1 – Approval of the Plan of Conversion – Plan of Distribution; Selling Agent and Underwriter Compensation,” or written statements or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

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(g)       No order has been issued by the Commission, the Federal Reserve Board, or any other state or federal regulatory authority preventing or suspending the use of the Registration Statement or the Prospectus and no action by or before any such government entity to revoke any approval, authorization, or order of effectiveness related to the Conversion is pending or, to the knowledge of the Primary Parties, threatened.

(h)       The Plan has been duly adopted by the Board of Directors of the MHC, the Mid-Tier Holding Company, the Bank, and the Holding Company.  To the knowledge of the Primary Parties, no person has sought, or at the Closing Date will have sought, to obtain review of the final action of the Federal Reserve Board in approving the Plan, the Conversion Application, or the Holding Company Application filed with the Federal Reserve Board.

(i)        The Holding Company Application was approved by the Federal Reserve Board on ________, 2014.  The Holding Company Application complies as to form in all material respects with all applicable rules and regulations of the Federal Reserve Board (except as modified or waived by the Federal Reserve Board).  At the time of the approval and at all times subsequent thereto until the Closing Date, the Holding Company Application (including any amendment or supplement thereto) did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in the Holding Company Application.

(j)        RP Financial, LC, which prepared the appraisal of the aggregate pro forma market value of the Common Stock on which the Offering was based (the “Appraisal”), has advised the Primary Parties in writing that it is independent with respect to each of the Primary Parties and the Primary Parties believe RP Financial, LC to be expert in preparing appraisals of savings institutions.

(k)       Bonadio & Co., LLP, which certified the financial statements of the Mid-Tier Holding Company filed as part of the Registration Statement and the Applications, has advised the Primary Parties that it is an independent certified public accountant within the meaning of Rule 101 of the American Institute of Certified Public Accountants, and Bonadio & Co., LLP is, with respect to each of the Primary Parties, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations and the regulations of the Public Company Accounting Oversight Board (United States) (the “PCAOB Regulations”).

(l)        The financial statements and the notes thereto which are included in the Registration Statement, the General Disclosure Package, and the Prospectus present fairly the consolidated financial condition of the Mid-Tier Holding Company, the Bank, Pathfinder Commercial Bank and each Subsidiary as of the dates indicated and the results of operations, changes in stockholders’ equity, and cash flows for the periods specified.  The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission, and accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during

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the periods presented, except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical, and pro forma information and related notes included in the Prospectus or the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited and any unaudited financial statements included in the Prospectus or the General Disclosure Package, and as to the pro forma adjustments, the adjustments made therein have been properly and consistently applied on the basis described therein.

(m)      Since the respective dates as of which information is given in the Registration Statement, including the Prospectus and the General Disclosure Package, other than as disclosed therein: (i) there has not been any material adverse change in the financial condition, results of operation, capital, properties, business affairs, or prospects of the Primary Parties, Pathfinder Commercial Bank and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material change in total assets of the Primary Parties, Pathfinder Commercial Bank and the Subsidiaries on a consolidated basis, any material increase in the aggregate amount of loans past due ninety (90) days or more, or any real estate acquired by foreclosure or loans characterized as “in substance foreclosure;” (iii) none of the Primary Parties, Pathfinder Commercial Bank or any of the Subsidiaries have issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; and (iv) there have not been any material transactions entered into by any of the Primary Parties, Pathfinder Commercial Bank or any of the Subsidiaries, other than those in the ordinary course of business.  The capitalization, liabilities, assets, properties, and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Registration Statement or the Prospectus, and none of the Primary Parties, Pathfinder Commercial Bank or any of the Subsidiaries has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

(n)       The Holding Company is a stock corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and will be qualified to transact business and will be in good standing in Maryland and in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, results of operation, capital, properties, business affairs or prospects of the Primary Parties, Pathfinder Commercial Bank and the Subsidiaries taken as a whole (a “Material Adverse Effect”).  As of the Closing Date, the activities of the Holding Company will be permitted by Maryland law, the Bank Holding Company Act and the rules, regulations and practices of the Federal Reserve Board.  As of the Closing Date, the Holding Company will have obtained all licenses, permits, and other governmental authorizations required for the conduct of its business, except where the failure to obtain such license, permit, or authorization would not individually or in the aggregate have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits, and governmental authorizations will be in full force and effect, and the Holding Company will be in compliance therewith in all material respects.

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(o)       The Holding Company does not, and as of the Closing Date will not, own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

(p)       Except as described in the Prospectus, there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of the Holding Company, the Mid-Tier Holding Company, the MHC, the Bank, Pathfinder Commercial Bank or any Subsidiary, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party, or (C) to transfer any of its property or assets to another party.  Except as described in the Prospectus, there are no restrictions, encumbrances, or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Holding Company.

(q)       To the extent applicable, each of the Bank and Pathfinder Commercial Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator, or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to be in compliance would not have a Material Adverse Effect.  Neither the Bank, Pathfinder Commercial Bank nor any of their respective directors, officers, or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(r)        The Bank is a duly organized and validly existing New York-chartered savings bank in stock form and is duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by New York law and the rules, regulations and practices of the New York State Department of Financial Services; the Bank has obtained all licenses, permits, and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit, or authorization would not individually or in the aggregate have a Material Adverse Effect, and all such licenses, permits, and other governmental authorizations are in full force and effect; the Bank is, and as of the Closing Date the Bank will be, duly organized and validly existing under the laws of the State of New York; the Bank is duly qualified in each jurisdiction in which the conduct of its business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a Material Adverse Effect; all of the issued and outstanding capital stock of the Bank is duly and validly issued to the Mid-Tier Holding Company and is fully paid and nonassessable; and all of the issued and outstanding capital stock of the Bank after the Conversion will be duly and validly issued to the Holding Company and will be fully paid and nonassessable; and as of the Closing Date, the Holding Company will directly own all of the capital stock of the Bank free and clear of any mortgage, pledge, lien, encumbrance, claim, or restriction of any kind.

(s)       Pathfinder Commercial Bank is a duly organized and validly existing New York-chartered commercial bank and is duly authorized to conduct its business as described in the Prospectus; the activities of Pathfinder Commercial Bank are permitted by New York law

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and the rules, regulations and practices of the New York State Department of Financial Services; Pathfinder Commercial Bank has obtained all licenses, permits, and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit, or authorization would not individually or in the aggregate have a Material Adverse Effect, and all such licenses, permits, and other governmental authorizations are in full force and effect; Pathfinder Commercial Bank is, and as of the Closing Date will be, duly organized and validly existing under the laws of the State of New York; Pathfinder Commercial Bank is duly qualified in each jurisdiction in which the conduct of its business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a Material Adverse Effect; all of the issued and outstanding capital stock of Pathfinder Commercial Bank is duly and validly issued to the Bank and is fully paid and nonassessable; and as of the Closing Date, the Bank will directly own all of the capital stock of Pathfinder Commercial Bank free and clear of any mortgage, pledge, lien, encumbrance, claim, or restriction of any kind.

(t)        Other than Pathfinder Commercial Bank, the only direct or indirect subsidiaries of the Bank are Pathfinder REIT, Inc., Pathfinder Risk Management Company, Inc., FitzGibbons Agency, LLC and Whispering Oaks Development Corp. (each a “Bank Subsidiary” and collectively the “Bank Subsidiaries”) (Pathfinder Statutory Trust II and the Bank Subsidiaries collectively the “Subsidiaries”). All of the issued and outstanding capital stock of each direct Bank Subsidiary is duly and validly issued to the Bank and is fully paid and nonassessable; and as of the Closing Date, the Bank will directly own all of the capital stock of the direct Bank Subsidiaries free and clear of any mortgage, pledge, lien, encumbrance, claim, or restriction of any kind. Pathfinder Risk Management Company, Inc.  owns a majority of the equity interests of FitzGibbons Agency, LLC and, as of the Closing Date, will own a majority of the equity interests of FitzGibbons Agency, LLC free and clear of any mortgage, pledge, lien, encumbrance, claim, or restriction of any kind.  Other than Pathfinder Commercial Bank and the Bank Subsidiaries, the Bank does not have any direct or indirect subsidiaries and does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus or as are immaterial in amount and are not required to be described in the Prospectus.

(u)       Each of the Subsidiaries is a duly organized and validly existing corporation or other entity under the laws of the jurisdiction in which it is chartered or organized and is duly authorized to conduct its business as described in the Prospectus; each Subsidiary has obtained all licenses, permits, and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit, or authorization would not individually or in the aggregate have a Material Adverse Effect, and all such licenses, permits, and other governmental authorizations are in full force and effect; each Subsidiary is, and as of the Closing Date will be, duly organized and validly existing under the laws of the jurisdiction in which it is chartered or organized; each Subsidiary is duly qualified in each jurisdiction in which the conduct of its business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a Material Adverse Effect.

(v)       The MHC is a duly organized and validly existing federally-chartered mutual holding company, duly authorized to conduct its business as described in the Prospectus; the activities of the MHC are permitted by HOLA and the rules, regulations and practices of the

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Federal Reserve Board; the MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit or authorization would not, individually or in the aggregate, have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; and the MHC is duly qualified in each jurisdiction in which the conduct of its business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a Material Adverse Effect. Other than the Mid-Tier Holding Company, the MHC does not have any direct subsidiaries.

(w)      The Mid-Tier Holding Company is a duly organized and validly existing federally-chartered stock corporation, duly authorized to conduct its business as described in the Prospectus; the activities of the Mid-Tier Holding Company are permitted by HOLA and the rules, regulations, and practices of the Federal Reserve Board; the Mid-Tier Holding Company has obtained all licenses, permits, and other governmental authorizations currently required for the conduct of its business, except those that, individually or in the aggregate, would not have a Material Adverse Effect; all such licenses, permits, and other governmental authorizations are in full force and effect; and the Mid-Tier Holding Company is duly qualified in each jurisdiction in which the conduct of its business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a Material Adverse Effect.  The only direct subsidiary of the Mid-Tier Holding Company other than the Bank is Pathfinder Statutory Trust II.  All of the issued and outstanding common stock of Pathfinder Statutory Trust II is duly and validly issued to the Mid-Tier Holding Company and is fully paid and nonassessable; and as of the Closing Date, the Holding Company will directly own all of the common stock of Pathfinder Statutory Trust II free and clear of any mortgage, pledge, lien, encumbrance, claim, or restriction of any kind.

(x)        The Bank is a member of the Federal Home Loan Bank (the “FHLB”) of New York.  The deposit accounts of the Bank and Pathfinder Commercial Bank are insured by the FDIC up to applicable limits.

(y)       As of the Closing Date, the Bank will be a wholly-owned subsidiary of the Holding Company.

(z)        The Holding Company, the Mid-Tier Holding Company, the MHC, the Bank and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Holding Company, the Mid-Tier Holding Company, the MHC, the Bank and the Subsidiaries deem reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

(aa)     Upon consummation of the Conversion, the authorized, issued, and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption “Capitalization” and no shares of capital stock of the Holding Company have been or will be issued and outstanding prior to the Closing Date (except those shares issued to the Mid-Tier Holding Company for its initial organization); the Offer Shares to be subscribed for in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly

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issued and fully paid and nonassessable; the Exchange Shares to be issued in the Exchange have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan and the Stockholders’ Proxy Statement, will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights, except for the subscription rights granted pursuant to the Plan; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus.  Upon issuance of the Offer Shares, good title to the Offer Shares will be transferred from the Holding Company to the purchasers of Offer Shares against payment therefor in the Offering as set forth in the Plan and the Prospectus.  Upon issuance of the Exchange Shares, good title to the Exchange Shares will be transferred from the Holding Company to the recipients thereof in the Exchange as set forth in the Plan and the Stockholders’ Proxy Statement.

(bb)     The Primary Parties, Pathfinder Commercial Bank and the Subsidiaries are not, and as of the Closing Date will not be, in violation of their respective articles of incorporation or charters or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture, or other instrument to which they are a party or by which they, or any of their respective properties, may be bound which would result in a Material Adverse Effect. The consummation of the transactions contemplated herein and in the Plan will not (i) conflict with or constitute a breach of, or default under, the articles of incorporation, charter, or bylaws of any of the Primary Parties, Pathfinder Commercial Bank or any of the Subsidiaries, or materially conflict with or constitute a material breach of, or default under, any material contract, lease, or other instrument to which any of the Primary Parties, Pathfinder Commercial Bank or any of the Subsidiaries has a beneficial interest, or any applicable law, rule, regulation, or order that is material to the financial condition of the Primary Parties, Pathfinder Commercial Bank or the Subsidiaries; (ii) violate any authorization, approval, judgment, decree, order, statute, rule, or regulation applicable to the Primary Parties, Pathfinder Commercial Bank or the Subsidiaries, except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any lien, charge, or encumbrance upon any property of the Primary Parties, Pathfinder Commercial Bank or the Subsidiaries.

(cc)     No default exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default on the part of any of the Primary Parties, Pathfinder Commercial Bank or any of the Subsidiaries, in the due performance and observance of any term, covenant, or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the Primary Parties, Pathfinder Commercial Bank or any of the Subsidiaries is a party or by which any of their property is bound or affected in any respect which, in any such case, would have a material adverse effect on the financial condition, results of operation, capital, properties, business affairs, or prospects of the Primary Parties individually or taken as a whole, and all such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the knowledge of any of the Primary Parties, Pathfinder Commercial Bank or any of the Subsidiaries, threatened any action or proceeding wherein any of the Primary Parties, Pathfinder Commercial Bank or any of the Subsidiaries is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Primary Parties, Pathfinder Commercial Bank or any of the Subsidiaries, would have a Material Adverse Effect.

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(dd)     The Primary Parties, Pathfinder Commercial Bank and the Subsidiaries have good and marketable title to all assets which are material to the businesses, financial condition, and results of operation of the Primary Parties, Pathfinder Commercial Bank and the Subsidiaries, and to those assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances, restrictions, or other claims, except such as are described in the Prospectus or which do not have a Material Adverse Effect; and all of the leases and subleases that are material to the businesses of the Primary Parties, Pathfinder Commercial Bank and the Subsidiaries, including those described in the Registration Statement or Prospectus, are in full force and effect.

(ee)     Except as disclosed in the Prospectus, the Primary Parties, Pathfinder Commercial Bank and the Subsidiaries are not in material violation of any directive from the Federal Reserve Board, the New York State Department of Financial Services, the FDIC, the Commission, or any other agency to make any material change in the method of conducting their respective businesses; the Primary Parties, Pathfinder Commercial Bank and the Subsidiaries have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives, and orders of the Federal Reserve Board, the New York State Department of Financial Services, the FDIC, and the Commission), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect, and there is no charge, investigation, action, suit, or proceeding before or by any court, regulatory authority, or governmental agency or body pending or, to the knowledge of any of the Primary Parties, threatened, which would reasonably be expected to materially and adversely affect the Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect.

(ff)       Prior to the Closing Date, the Primary Parties will have received an opinion of their special counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the federal income tax consequences of the Conversion, as described in the Registration Statement and the Prospectus, and an opinion from Bonadio & Co., LLP with respect to the tax consequences of the Conversion under the laws of the State of New York; and the facts and representations upon which such opinions will be based will be truthful, accurate, and complete, and none of the Primary Parties will take any action inconsistent therewith.

(gg)     The Primary Parties, Pathfinder Commercial Bank and the Subsidiaries have timely filed (taking into account any permitted extensions) all required federal, state, and local tax returns and have paid all taxes that have become due and payable (except for any taxes being contested in good faith), and no deficiency has been asserted with respect thereto by any taxing authority.  All material tax liabilities have been adequately provided for in the financial statements of the Primary Parties, Pathfinder Commercial Bank and the Subsidiaries in accordance with GAAP.

(hh)     No approval, authorization, consent, or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Primary Parties of this Agreement, or the sale and issuance of the Offer Shares and the issuance of the Exchange Shares, except for the approval of the Federal Reserve Board and the Commission,

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the non-objection of FINRA and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Offer Shares are to be offered for sale and the Exchange Shares are to be issued.

(ii)       None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus and (b) shares of Common Stock issued with respect to the initial capitalization of the Holding Company); or (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (iii) entered into a financial or management consulting agreement relating to the Conversion and the Offering except for the Letter Agreement and as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Primary Parties in connection with the Offering or the offering of shares of the common stock of the Mid-Tier Holding Company, and no person is being compensated in any manner for such services.

(jj)       None of the Primary Parties nor, to the knowledge of the Primary Parties, any employee of the Primary Parties, has made any payment of funds of the Primary Parties as a loan to any person for the purchase of Offer Shares, except for the Holding Company’s loan to the employee stock ownership plan, the proceeds of which will be used to purchase Offer Shares, and the Mid-Tier Holding Company’s existing loan to the employee stock ownership plan, or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(kk)     The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

(ll)       The Primary Parties have not relied upon the Agent or its counsel for any legal, tax, or accounting advice in connection with the Conversion.

(mm)   The records of Eligible Account Holders and Supplemental Eligible Account Holders and Other Depositors are accurate and complete in all material respects.

(nn)    The Primary Parties, Pathfinder Commercial Bank and the Subsidiaries comply in all respects with all laws, rules, and regulations relating to environmental protection, except where the failure to so comply would not result in a Material Adverse Effect, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state, or local environmental laws and regulations; no action, suit, regulatory investigation, or other proceeding is pending, or to the knowledge of the Primary Parties, threatened against the Primary Parties, Pathfinder Commercial Bank or the Subsidiaries relating to environmental protection, nor do the Primary Parties have any reason to believe any such proceedings may be brought against any of them or any of the Subsidiaries; and no disposal, release, or discharge of hazardous or toxic substances,

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pollutants, or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state, or local law, has occurred on, in, at, or about any facilities or properties owned or leased by any of the Primary Parties, Pathfinder Commercial Bank or any of the Subsidiaries or in which the Bank has a security interest, except, in the case of facilities or properties in which the Bank has a security interest, to the extent such disposal, release, or discharge would not have a Material Adverse Effect.

(oo)     All of the loans represented as assets in the most recent financial information of the Primary Parties, Pathfinder Commercial Bank and the Subsidiaries included in the Prospectus meet or are exempt from all requirements of federal, state, and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z (12 C.F.R. Part 226)), real estate settlement procedures, consumer credit protection, equal credit opportunity, and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

(pp)     None of the Primary Parties, Pathfinder Commercial Bank or the Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(qq)     To the Primary Parties’ knowledge, there are no affiliations or associations between any member of FINRA and any of the Primary Parties’ officers, directors, or 5% or greater securityholders, except as set forth in the Registration Statement, the FINRA filings, and the Prospectus.

(rr)       The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus, and the Registration Statement are based on or derived from sources which the Primary Parties believe were reliable and accurate at the time they were filed with the Commission.  No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)     The Primary Parties have taken all actions necessary to obtain at Closing a Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C. on which KBW may rely.

Any certificates signed by an officer of any of the Primary Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 7.             Representations and Warranties of the Agent.  KBW represents and warrants to the Primary Parties that:

(a)       KBW is a corporation and is validly existing and in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

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(b)       The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of KBW, and each of this Agreement and the Letter Agreement is the legal, valid, and binding agreement of KBW, enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally or general equity principles.

(c)       Each of the Agent and its employees, agents, and representatives who shall perform any of the services hereunder shall have, and until the Offering is consummated or terminated shall maintain, all licenses, approvals, and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services.

(d)       No action, suit, charge, or proceeding before the Commission, FINRA, any state securities commission, or any court is pending, or to the knowledge of the Agent, threatened against the Agent which, if determined adversely to such Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

(e)       The Agent is registered as a broker/dealer pursuant to Section 15(b) of the 1934 Act and is a member of FINRA.

(f)        Any funds received in the Offering by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the 1934 Act to the extent applicable.

Section 8.              Covenants of the Primary Parties.  The Primary Parties hereby jointly and severally covenant with the Agent as follows:

(a)       The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review and comment on such amendment or supplement or file any amendment or supplement to the Registration Statement to which amendment or supplement the Agent or its counsel shall reasonably object.  The Holding Company will furnish promptly to the Agent and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Holding Company’s responses thereto.

(b)       The Holding Company represents and agrees that, unless it obtains the prior consent of the Agent, which shall not be unreasonably withheld, and the Agent represents and agrees that, unless it obtains the prior consent of the Holding Company, which shall not be unreasonably withheld, each has not made and will not make any offer relating to the Offer Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Holding Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Holding Company represents that it has and will comply with the requirements of Rule 433 applicable to

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any Permitted Free Writing Prospectus, including timely Commission filing where required, legending, and record keeping.  The Holding Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173.

(c)       The Primary Parties will not, at any time after the date any Applications are approved, file any amendment or supplement to such Application without providing the Agent and its counsel an opportunity to review and comment on such amendment or supplement or file any amendment or supplement to such Application to which amendment or supplement the Agent or its counsel shall reasonably object.  The Primary Parties will furnish promptly to the Agent and its counsel copies of all correspondence from the Federal Reserve Board with respect to the Applications and the Primary Parties’ responses thereto.

(d)       The Primary Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the Federal Reserve Board and will promptly upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the Federal Reserve Board; (iii) when the Holding Company Application, as amended, has been approved by the Federal Reserve Board; (iv) of the receipt of any comments from the Federal Reserve Board or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (v) of any request by the Commission, the Federal Reserve Board, or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (vi) of the issuance by the Commission, the Federal Reserve Board, or any other governmental agency of any order or other action suspending the Offering or the use of the Registration Statement, the Prospectus, the Depositors’ Proxy Statement, the Stockholders’ Proxy Statement, or any other filing of the Primary Parties under the Conversion Regulations or other applicable law, or the threat of any such action; (vii) of the issuance by the Commission, the Federal Reserve Board, or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (viii) of the occurrence of any event mentioned in subsection (g) below.  The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the Federal Reserve Board, or any other state authority of any order referred to in (vi) and (vii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(e)       The Primary Parties will deliver to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits: the Applications as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto.  Further, the Primary Parties will deliver such additional copies of the foregoing documents to counsel for the Agent as may be required for any FINRA filings.  In addition, the Primary Parties will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.  For purposes of this paragraph, any document filed electronically with the Commission and publicly available shall be deemed to be furnished to the Agent.

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(f)        The Primary Parties will comply in all material respects with any and all terms, conditions, requirements, and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act, and the 1934 Act Regulations to be complied with prior to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the Federal Reserve Board, the Conversion Regulations (except as modified or waived in writing by the Federal Reserve Board), the Commission, by applicable state law and regulations, and by the 1933 Act, the 1934 Act, and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(g)       The Primary Parties will inform the Agent of any event or circumstance of which they are or become aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.  If it is necessary, in the reasonable opinion of counsel for the Primary Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Primary Parties will, at their expense, prepare, file with the Commission and the Federal Reserve Board, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading.  For the purpose of this subsection, each of the Primary Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

(h)       Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for issuance or offering and sale, as applicable, or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors, and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted as agreed upon with the Federal Reserve Board; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified.  In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

(i)        Upon consummation of the Conversion, the Holding Company and the Bank will establish a liquidation account for the benefit of certain of the Bank’s depositors, in accordance with the Plan and the requirements of the Conversion Regulations.

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(j)        Except for the issuance of shares of Common Stock pursuant to the exercise of stock options, the Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of ninety (90) days after the date hereof, any shares of Common Stock or securities into or exercisable for shares of Common Stock, without the Agent’s prior written consent other than in connection with any plan or arrangement described in the Prospectus.

(k)       For a period of three years from the date of this Agreement, the Holding Company will furnish to the Agent, as soon as practical after such information is available: (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted; (ii) a copy of each report of the Holding Company mailed to holders of Common Stock; (iii) each press release and material news item and article released by the Holding Company and/or Bank; and (iv) from time-to-time, such other publicly available information concerning the Primary Parties as the Agent may reasonably request.  For purposes of this paragraph, any document filed electronically with the Commission and publicly available shall be deemed to be furnished to the Agent.

(l)        The Primary Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds From the Offering.”

(m)      The Holding Company and the Bank will distribute the Prospectus, any Issuer-Represented Free Writing Prospectus, or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and, as applicable, the laws of any state in which the shares are qualified for sale.

(n)       No later than the Closing Date, the Holding Company shall register its Common Stock under Section 12(g) of the 1934 Act, and will request that such registration statement be effective no later than the completion of the Conversion.  The Holding Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the Federal Reserve Board.

(o)       For so long as the Common Stock is registered under the 1934 Act, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the 1934 Act.

(p)       The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act Regulations.

(q)       The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Offer Shares in the subscription offering and community offering on an interest bearing basis (all funds received by check will be deposited in a segregated account at the Bank no later than 12:00 noon on the Business Day after receipt) as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s obligation to refund

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payments received from persons subscribing for or ordering Offer Shares in the Offering, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus.  The Primary Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Primary Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(r)        Within ninety (90) days following the Closing Date, the Holding Company will register as a bank holding company under the Bank Holding Company Act.

(s)       The Primary Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130 (Restrictions on the Purchase and Sale of IPOs of Equity Securities).

(t)        The Primary Parties shall comply with any and all terms, conditions, requirements, and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Federal Reserve Board, the HOLA, the Conversion Regulations, the Commission, the 1933 Act, the 1933 Act Regulations, the 1934 Act, and the 1934 Act Regulations to be complied with subsequent to the Closing Date.  The Holding Company will comply with all provisions of all undertakings contained in the Registration Statement.

(u)       The Primary Parties will not amend the Plan without notifying the Agent prior thereto.

(v)       The Holding Company shall provide KBW with any information necessary to allow KBW to assist with the allocation process in order to permit the Holding Company to carry out the allocation of the Offer Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

(w)      The Holding Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 10 hereof, unless such condition is waived in writing by KBW.

(x)       On or before the Closing Date, the Primary Parties will have completed all conditions precedent to the Conversion specified in the Plan and the offer, sale, and issuance of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the Federal Reserve Board) and with all other applicable laws, regulations, decisions, and orders, including all terms, conditions, requirements, and provisions precedent to the Conversion imposed upon any of the Primary Parties by the Federal Reserve Board, the Commission, or any other regulatory authority and in the manner described in the Prospectus (except as may be modified or waived in writing by the Federal Reserve Board, the Commission, or such other regulatory authority).

(y)       Immediately upon completion of the sale by the Holding Company of the Offer Shares, the issuance of the Exchange Shares, and the completion of certain transactions necessary to implement the Plan: (i) all of the issued and outstanding shares of capital stock of

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the Bank shall be owned by the Holding Company; (ii) the Holding Company shall have no direct subsidiaries other than the Bank and Pathfinder Statutory Trust II; and (iii) the Conversion shall have been effected in all material respects in accordance with all applicable statutes, regulations, decisions, and orders; and all terms, conditions, requirements, and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Federal Reserve Board, the Commission, or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived, or elapsed.

(z)        Prior to the Closing Date, the Plan shall have been approved by the Voting Depositors of the MHC and the stockholders of the Mid-Tier Holding Company in accordance with the Plan, the Conversion Regulations, the applicable provisions, if any, of the MHC’s charter and bylaws, and the Depositors’ Proxy Statement and the Stockholders’ Proxy Statement.

(aa)     The Holding Company shall notify the Agent when funds shall have been received for the minimum number of Offer Shares set forth in the Prospectus.

(bb)     The officers and directors of the Primary Parties, listed in Exhibit C of this Agreement, shall not exercise any stock options providing for the issuance of shares of common stock in the Mid-Tier Holding Company during the Offering or otherwise sell or transfer any shares of Common Stock commencing on the date hereof and continuing for a period of ninety (90) days following the Closing Date (the “Restricted Period”) without the consent of the Agent.  The Primary Parties shall not honor the exercise of any stock options providing for the issuance of shares of common stock in the Mid-Tier Holding Company by any such officer or director during the Offering, nor shall the Holding Company otherwise assist such officers or directors in connection with the sale or transfer of shares of Common Stock during the Restricted Period.

(cc)     The Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives, and orders, including all decisions, directives, and orders of the Commission, the Federal Reserve Board, the New York State Department of Financial Services, and the FDIC.

Section 9.             Payment of Expenses.  Whether or not the Conversion is completed or the sale, issuance, and exchange of the Shares by the Holding Company is consummated, the Primary Parties will pay for all their expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Applications and Registration Statement; (b) the preparation, printing, filing, delivery, and mailing of the Registration Statement, including the Prospectus, and all documents related to the Offering and proxy solicitation; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company under the securities or “blue sky” laws, including without limitation filing fees, reasonable legal fees, and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of FINRA related to KBW’s fairness filing under Rule 5110 of FINRA; (e) fees and expenses related to the preparation of the independent appraisal; (f) fees and expenses related to printing, data processing, auditing, accounting, and other services; (g) all expenses relating to advertising, temporary personnel, investor meetings, and the stock information center; and (h) transfer agent fees and costs of preparation and distribution of stock certificates.  In the event that KBW incurs any expenses

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described above on behalf of the Primary Parties, the Primary Parties will pay or reimburse KBW for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth below in this Section 9.  The Primary Parties also agree to reimburse KBW for reasonable out-of-pocket expenses, including legal fees and expenses, incurred by KBW in connection with the services hereunder, subject to the limitations provided below.  KBW will not incur reimbursable legal fees (including counsel’s reasonable out-of-pocket expenses) in excess of $100,000.  KBW will not incur actual accountable reimbursable out-of-pocket expenses in excess of $30,000 in the Offering.  The Primary Parties acknowledge, however, that such limitations on fees and expenses may be increased by the mutual consent of the Holding Company and KBW in the event of a material delay or resolicitation of the Offering, which requires material additional work by KBW’s counsel or an update of the financial information contained in the Prospectus to reflect a period later than that set forth in the financial statements in the original Registration Statement; provided that under such circumstances, KBW will be reimbursed only for additional out-of-pocket expenses not in excess of $10,000 or additional reimbursable legal fees not in excess of $15,000.  In addition to the expenses set forth in this Section 9, the Primary Parties will also reimburse the Agent an amount not to exceed $5,000 for the Agent’s reasonable out-of-pocket expenses incurred in connection with the conversion agent services to be performed by the Agent under this Agreement.  Not later than two (2) days prior to the Closing Date, KBW will provide the Bank with a detailed accounting of all reimbursable expenses of KBW and its counsel to be paid at the Closing.

Section 10.           Conditions to the Agent’s Obligations.  The obligations of the Agent hereunder and the occurrence of the Closing and the Conversion are subject to the condition that all representations and warranties of the Primary Parties herein contained are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct, and the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

(a)       The Registration Statement shall have been declared effective by the Commission, the Conversion Application and Holding Company Application shall have been approved by the Federal Reserve Board and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the Federal Reserve Board, the Commission or any other governmental body.

(b)       At the Closing Date, the Agent shall have received:

(1)     The opinion, dated as of the Closing Date, of Luse Gorman Pomerenk & Schick, P.C. and/or local counsel acceptable to the Agent, in form and substance satisfactory to the Agent and counsel for the Agent as attached hereto as Exhibit E.

The opinion may be limited to matters governed by the laws of the United States and the States of New York and Maryland.  In rendering such opinion, such counsel may rely (A) as to

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matters involving the application of laws of any jurisdiction other than the United States and the State of Maryland, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel reasonably acceptable to the Agent, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Primary Parties and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by special counsel to the Primary Parties.  The opinion of such counsel for the Primary Parties shall state that it has no reason to believe that the Agent is not reasonably justified in relying thereon.  The opinion of such counsel for the Primary Parties also shall state that the Agent’s counsel may rely for purposes of its own opinion on the opinion of such counsel and, if applicable, local counsel, whose opinion(s) shall expressly authorize such reliance.

(2)     The letter of Luse Gorman Pomerenk & Schick, P.C. in form and substance to the effect that, during the preparation of the Registration Statement and the Prospectus, Luse Gorman Pomerenk & Schick, P.C. participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Agent, representatives of the independent public accountants for the Primary Parties and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(1)), Luse Gorman Pomerenk & Schick, P.C. has not independently verified the accuracy, completeness, or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Luse Gorman Pomerenk & Schick, P.C. that caused Luse Gorman Pomerenk & Schick, P.C. to believe that the Registration Statement or the Prospectus, at the time the Registration Statement was declared effective by the Commission and as of the date of such letter, or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules, and other financial and statistical data included or omitted from, or statistical or appraisal methodology employed in, the Registration Statement, or Prospectus or General Disclosure Package).

(3)     The favorable opinion, dated as of the Closing Date, of Goodwin Procter LLP, counsel for KBW, with respect to such matters as the Agent may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request and upon the opinion of Luse Gorman Pomerenk & Schick, P.C.

(4)     The letter of Goodwin Procter LLP in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus,

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Goodwin Procter LLP participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Primary Parties, representatives of the independent public accountants for the Primary Parties, and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(4)), Goodwin Procter LLP has not independently verified the accuracy, completeness, or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Goodwin Procter LLP that caused Goodwin Procter LLP to believe that the Registration Statement or the Prospectus, at the time the Registration Statement was declared effective by the Commission and as of the date of such letter, or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules, and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, or Prospectus or General Disclosure Package).

(5)     A Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C.  addressed to the Holding Company and the Agent relating to the Offering, including Agent’s participation therein.  The Blue Sky Memorandum will address the necessity of obtaining or confirming exemptions, qualifications or the registration of the Common Stock under applicable state securities law.

(c)       As of the date hereof, the Agent shall receive a letter from Bonadio & Co., LLP, dated the date hereof and addressed to the Agent, such letter (i) confirming that Bonadio & Co., LLP is a firm of independent registered public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, and the PCAOB Regulations, and stating in effect that in Bonadio & Co., LLP’s opinion the consolidated financial statements of the Mid-Tier Holding Company included in the Prospectus comply as to form in all material respects with generally accepted accounting principles, the 1933 Act, and the 1933 Act Regulations; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with the auditing standards of the PCAOB) consisting of a review (in accordance with Statement of Auditing Standards No. 100, Interim Financial Information) of the unaudited consolidated interim financial statements of the Mid-Tier Holding Company prepared by the Primary Parties and from which the “Recent Developments” information included in the Prospectus was derived, a reading of the minutes of the meetings of the Board of Directors, Executive Committee, Audit Committee, and stockholders of the Mid-Tier Holding Company and the Bank and consultations with officers of the Mid-Tier Holding Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited consolidated financial statements and the “Recent Developments” information in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

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or (B) during the period from the date of the recent developments financial information included in the Prospectus to a specified date not more than three (3) business days prior to the date of the Prospectus, there was any increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), or non-performing loans or non-performing assets, or decrease in the deposits or loan allowance, total assets, stockholders’ equity or there was any change in common stock outstanding (other than for issuance of stock pursuant to stock option plans) at the date of such letter as compared with amounts shown in the March 31, 2014 statement of condition included in the Prospectus or there was any decrease in net interest income, non-interest income, net interest income after provision or net income, or increase in provision for loan losses or non-interest expense of the Primary Parties for the period commencing immediately after the recent development date and ended not more than three (3) business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Mid-Tier Holding Company, which are subject to the internal controls of the accounting system of the Mid-Tier Holding Company, and other data prepared by the Primary Parties from accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus and the General Disclosure Package as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(d)       At the Closing Date, the Agent shall receive a letter from Bonadio & Co., LLP dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this Section 10, the “specified date” referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three (3) business days prior to the Closing Date.

(e)       At the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may reasonably require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(f)        At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing Date, to the effect that: (i) they have examined the Registration Statement and at the time the Registration Statement became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; (ii) there has not been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operation, capital, properties, or business affairs of the Primary Parties, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Primary Parties have complied in all material respects with all material agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 10; (v) no stop order has been issued or, to the best of their knowledge,

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is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, the Exchange, the Conversion, the acquisition of all of the shares of the Bank by the Holding Company, the transactions required under the Plan to consummate the Conversion, or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the Federal Reserve Board, the Commission, or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the Federal Reserve Board in approving the Plan or to enjoin the Conversion; and (viii) that the officers and directors of the Primary Parties have agreed to abide by the restrictions on the exercise of options and sale of Common Stock set forth in Section 8(bb).

(g)       At the Closing Date, the Agent shall receive a letter from RP Financial, LC, dated as of the Closing Date: (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals; (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations; and (iii) further stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.

(h)       Prior to and at the Closing Date, none of the Primary Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of, management, financial position, retained earnings, long-term debt, stockholders’ equity, or results of operations of any of the Primary Parties, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, in the Agent’s reasonable judgment, is sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the Exchange or the delivery of the Shares or the Exchange Shares on the terms and in the manner contemplated in the Prospectus and the Stockholders’ Proxy Statement.

(i)        Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition or in the earnings, capital, properties, or business affairs of the Primary Parties considered as one enterprise, from and as of the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Primary Parties, independently or considered as one enterprise, from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the Primary Parties shall have received from the Federal Reserve Board, the New York State Department of Financial Services or the FDIC, any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a Material Adverse

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Effect; (iv) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit, or proceeding, at law or in equity or before or by any federal or state commission, board, or other administrative agency, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling, or finding would reasonably be expected to have a Material Adverse Effect; and (vi) the Shares shall have been qualified or registered for offering and sale, as applicable, under the securities or “blue sky” laws of the jurisdictions requested by the Agent and agreed upon by the Federal Reserve Board.

(j)        At or prior to the Closing Date, the Agent shall receive: (i) a copy of the Conversion Application and a copy of the letters from the Federal Reserve Board approving the Conversion Application; (ii) if available, a copy of the order from the Commission declaring the Registration Statement effective; (iii) a certified copy of the articles of incorporation, certificate of incorporation, or charter of the Holding Company and the Bank; (iv) a copy of Holding Company Application and a copy of the letter from the Federal Reserve Board approving the Holding Company Application; (v) a certificate from the FDIC evidencing insurance of accounts of the Bank and Pathfinder Commercial Bank; and (vi) any other documents that Agent shall reasonably request.

(k)       The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Agent and the persons set forth on Exhibit C hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall be delivered to the Agent on or before the date hereof and shall be in full force and effect on the Closing Date.

(l)        Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or FINRA or by order of the Commission or any other governmental authority other than temporary trading halts or limitation (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business day or (C) which when combined with all other such halts occurring during the previous five (5) business days, total less than three (3); (ii) a general moratorium on the operations of federally-insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) any material adverse change in the financial markets in the United States or elsewhere; or (iv) any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, if the effect of any of (i) through (iv) herein, in the reasonable judgment of the Agent, is so material and adverse as to make it impracticable to market the Offer Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Offer Shares.

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All such opinions, certificates, letters, and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent.  Any certificate signed by an officer of the MHC, the Mid-Tier Holding Company, the Holding Company, or the Bank and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the MHC, the Mid-Tier Holding Company, the Holding Company, or the Bank, as the case may be, to the Agent as to the statements made therein.  If any condition to the Agent’s obligations hereunder to be fulfilled prior to or at the Closing Date is not fulfilled, the Agent may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, the Agent shall be entitled to the full compensation provided for in Section 4 hereof) or, if the Agent so elects, it may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

Section 11.           Indemnification.

(a)       The Primary Parties, jointly and severally, agree to indemnify and hold harmless the Agent, its officers, directors, agents, attorneys, servants, and employees and each person, if any, who control the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage, or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, servants, employees, and controlling Persons (collectively, the “Related Persons”) may suffer or to which the Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any Related Persons in connection with investigating, preparing, or defending any actions, proceedings, or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, or any blue sky application, or other instrument or document of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made, or executed by or on behalf of any of the Primary Parties with its consent or based upon written information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (iv) result from any claims made with respect to the accuracy, reliability, and completeness of

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the records of Eligible Account Holders and Supplemental Eligible Account Holders or Other Depositors or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities, or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the caption “The Conversion and Offering – Plan of Distribution; Selling Agent and Underwriter Compensation;” provided, further, that the Primary Parties will not be responsible for any loss, liability, claim, damage, or expense to the extent a court of competent jurisdiction finds they result primarily from material oral misstatements by the Agent to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent’s gross negligence or willful misconduct, and the Agent agrees to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(b)          The Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers, agents, servants, and employees and each person, if any, who controls any of the Primary Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage, or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing, or defending any actions, proceedings, or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each Agent’s obligations under this Section 11(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky Applications or Sales Information in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its representatives (including counsel) expressly

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for use under the caption “The Conversion and Offering – Plan of Distribution; Selling Agent and Underwriter Compensation.”

(c)       Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 11, Section 12, or otherwise.  An indemnifying party may participate at its own expense in the defense of such action.  In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding, or claim, other than reasonable costs of investigation.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding, or claim or separate but similar or related actions, proceedings, or claims in the same jurisdiction arising out of the same general allegations or circumstances.  The Primary Parties and the Agent shall be liable for any settlement of any claim against the other (or their respective directors, officers, employees, affiliates, or controlling persons), made with the consent of the party liable for such settlement, which consent shall not be unreasonably withheld.  Neither the Primary Parties nor the Agent shall, without the written consent of the other, settle or compromise any claim against them based upon circumstances giving rise to an indemnification claim against the settling party hereunder unless such settlement or compromise provides that the settling party and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

(d)       The agreements contained in this Section 11 and in Section 12 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, servants, or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents, attorneys, servants, or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.  To the extent required by law, Section 11 hereof is subject to and limited by Sections 23A and 23B of the Federal Reserve Act and Part 359 of the Regulations of the FDIC.

Section 12.           Contribution.

(a)       In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Primary Parties or the Agent, the

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Primary Parties and the Agent shall contribute to the aggregate losses, claims, damages, and liabilities of the nature contemplated by such indemnification in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) (“Agent’s Fees”), less any portion of Agent’s Fees paid by KBW to Assisting Brokers, bear to the total proceeds received by the Primary Parties from the sale of the Shares in the Offering except Agent’s Fees, net of all expenses of the Offering, and (ii) the Primary Parties shall be responsible for the balance.  If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions, proceedings, or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and the Agent on the other from the Offering, as well as any other relevant equitable considerations.  The relative benefits received by the Primary Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, net of all expenses of the Offering except Agent’s Fees, received by the Primary Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  The Primary Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions, proceedings, or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding, or claim.  It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage, or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers.  It is understood and agreed that the above-stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement.  No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation.  For purposes of this Section 12, each of Agent’s and the Primary Parties’ officers and directors and each person, if any, who controls the Agent or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties and the Agent.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim, or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution

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may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12.  To the extent required by law, Section 12 hereof is subject to and limited by Sections 23A and 23B of the Federal Reserve Act and Part 359 of the Regulations of the FDIC.

Section 13.          Survival.  All representations, warranties, and indemnities contained in this Agreement (and in Paragraph 8 of the Letter Agreement, “Confidentiality”), or all statements contained in certificates of officers of the Primary Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the Primary Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties, and representations.

Section 14.           Termination.  The Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

(a)       In the event: (i) the Plan is abandoned or terminated by the Holding Company; (ii) the Holding Company fails to consummate the sale of the minimum number of Shares prior to ________, 2016 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law; (iii) the Agent terminates this relationship because there has been a material adverse change in the financial condition or operations of the Primary Parties considered as one enterprise, since the date of the latest financial statements included in the Prospectus or the General Disclosure Package; or (iv) immediately prior to commencement of the Offering, the Agent terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Prospectus or the General Disclosure Package or the existence of market conditions which might render the sale of the Shares inadvisable, this Agreement shall terminate and no party to this Agreement shall have any obligation to the other hereunder except as set forth in Sections 3, 4, 9, 11, and 12 hereof.

(b)       If any of the conditions specified in Section 10 hereof shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by the Agent, this Agreement and all of the Agent’s obligations hereunder may be canceled by the Agent by notifying the Primary Parties of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 9, 11, and 12 hereof.

(c)       If the Agent elects to terminate this Agreement as provided in this Section, the Primary Parties shall be notified by the Agent as provided in Section 15 hereof.

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(d)       If this Agreement is terminated in accordance with the provisions of this Agreement, KBW shall retain the conversion advisory and administrative services fee earned and paid to it pursuant to Section 4(a) and 4(d) and the Primary Parties shall reimburse KBW for its reasonable out-of-pocket expenses pursuant to Section 9.

Section 15.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agent shall be directed to Keefe, Bruyette & Woods, Inc., a Stifel Company, 18 Columbia Turnpike, Florham Park, New Jersey 07932, Attention: Robin P. Suskind, Managing Director) (with a copy to Goodwin Procter LLP, 901 New York Avenue, NW, Washington, DC 20001, Attention: Matthew Dyckman, Esq.); notices to the Primary Parties shall be directed to Pathfinder Bancorp, Inc., 214 West First Street, Oswego, NY 13126, Attention: Thomas W. Schneider, President and Chief Executive Officer (with a copy to Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, NW, Suite 780, Washington, DC 20015, Attention: Benjamin Azoff, Esq.).

Section 16.           Parties.  This Agreement shall inure to the benefit of and be binding upon the Agent and the Primary Parties, and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 11 and 12 and their heirs and legal representatives, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provisions herein contained.

Section 17.           Partial Invalidity.  In the event that any term, provision, or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision, or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision, or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 18.           Entire Agreement; Amendment.  This Agreement represents the entire understanding of the Primary Parties and the Agent with respect to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for: (i) Paragraph 8 of the Letter Agreement (“Confidentiality”) and (ii) the conversion agent services letter agreement, dated May 19, 2014, by and among the Bank, the MHC, the Mid-Tier Holding Company, and KBW, relating to the KBW’s providing data processing records management services in connection with the Conversion.  No waiver, amendment, or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

Section 19.          Construction and Waiver of Jury Trial.   This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to its conflicts of laws principles.  Any dispute hereunder shall be brought in a court in the State of New York.  Each of the Primary Parties and the Agent waives all right to trial by jury in any action, proceeding, claim, or counterclaim (whether based on contract, tort, or otherwise) related to or arising out of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours,

PATHFINDER BANCORP, INC. (a Maryland corporation)

By:
Thomas W. Schneider
President and Chief Executive Officer

PATHFINDER BANCORP, INC. (a federal corporation)

By:
Thomas W. Schneider
President and Chief Executive Officer

PATHFINDER BANCORP, MHC

By:
Thomas W. Schneider
President and Chief Executive Officer

PATHFINDER BANK

By:
Thomas W. Schneider
President and Chief Executive Officer

The foregoing Agency Agreement is
hereby confirmed and accepted as
of the date first set forth above.

KEEFE, BRUYETTE & WOODS, INC., A STIFEL COMPANY

By:
Robin P. Suskind
Managing Director